LYONDELLBASELL BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT
LyondellBasell (LYB) manages operations through five operating segments: 1) Olefins and Polyolefins-Americas; 2) Olefins and Polyolefins-Europe, Asia, International; 3) Intermediates and Derivatives; 4) Advanced Polymer Solutions; and 5) Technology.

This information should be read in conjunction with our Earnings Release for the period ended September 30, 2026, including the forward-looking statements and information related to financial measures.

Olefins & Polyolefins-Americas (O&P-Americas) - Our O&P-Americas segment produces and markets olefins and co-products, polyethylene and polypropylene.

Table 1 - O&P-Americas Financial Overview

Millions of U.S. dollars	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Operating income	$469	$1,003	$1,614	$473
EBITDA	641	1,183	2,151	982
Identified items: Asset write-downs	—	74	74	9
Identified items: Cash Improvement Plan costs	—	10	10	6
EBITDA excluding identified items(a)	641	1,267	2,235	997
(a) See "Information Related to Financial Measures" for a discussion of the company's use of non-GAAP financial measures and Table 6 for reconciliations of these financial measures. “Identified items” include adjustments for lower of cost or market ("LCM"), gain/loss on sale of business, asset write-downs in excess of $10 million in aggregate for the period, Cash Improvement Plan costs, site closure costs, European transaction costs, net of transition service agreement income, and discontinued operations.
Three months ended September 30, 2026 versus three months ended June 30, 2026 - EBITDA decreased by $542 million, or $626 million excluding identified items, versus the second quarter of 2026. The decrease was driven by lower margins from softening prices and market conditions, reflecting pricing volatility associated with the conflict in the Middle East. Compared to the prior period, olefins results decreased approximately $320 million. In the third quarter of 2026, the company's ethylene crackers operated at approximately 90% of capacity, with the raw materials being approximately 75% ethane and 25% other natural gas liquids. Combined polyolefins results decreased approximately $265 million.
Nine months ended September 30, 2026 versus nine months ended September 30, 2025 - EBITDA increased $1,169 million, or $1,238 million excluding identified items, versus the first nine months of 2025. The increase was driven by stronger margins as prices increased due to the conflict in the Middle East. Compared to the prior period, olefins results increased approximately $715 million. Combined polyolefins results increased approximately $545 million.

Olefins & Polyolefins-Europe, Asia, International (O&P-EAI) - Our O&P-EAI segment produces and markets olefins and co-products, polyethylene and polypropylene.

Table 2 - O&P-EAI Financial Overview

Millions of U.S. dollars	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Operating income (loss)	$(47)	$158	$43	$(473)
EBITDA	26	(432)	(441)	(362)
Identified items: Loss on sale of business	—	734	734	—
Identified items: Asset write-downs	—	—	15	443
Identified items: Cash Improvement Plan costs	(1)	8	7	3
Identified items: Site closure costs	(3)	32	33	—
Identified items: European transaction costs, net of transition service agreement income	(9)	(11)	(10)	27
EBITDA excluding identified items	13	331	338	111

Three months ended September 30, 2026 versus three months ended June 30, 2026 - EBITDA increased by $458 million, or decreased $318 million excluding identified items, which includes the $734 million loss on the disposition of select European olefins and polyolefins assets and the associated businesses recognized in the second quarter of 2026. Compared to the prior period, olefins results decreased by approximately $65 million driven by lower volumes as a result of the divestiture. In the third quarter of 2026, the company's ethylene crackers operated at approximately 70% of capacity with about 30% of the raw materials derived from non-naphtha feedstocks. Combined polyolefins results decreased by approximately $130 million due to lower prices reflecting market volatility related to the conflict in the Middle East. Equity income decreased by approximately $50 million due to unfavorable margins. Additionally, the second quarter results reflect a gain on the sale of excess European emission credits of approximately $50 million.
Nine months ended September 30, 2026 versus nine months ended September 30, 2025 - EBITDA decreased $79 million, or increased $227 million excluding identified items, which includes the $734 million loss on the disposition of select European olefins and polyolefins assets and the associated businesses recognized in the second quarter of 2026. Additionally, the nine months ended September 30, 2025 reflected a non-cash goodwill impairment charge of $400 million related to a prolonged downturn in, and outlook for, the European petrochemical industry. Compared to the prior period, olefin and combined polymer results improved by approximately $25 million and $120 million, respectively, as a result of stronger margins due to industry supply constraints driven by the Middle East conflict. The nine months ended September 30, 2026 reflect a gain on the sale of excess European emission credits of approximately $50 million.

Intermediates & Derivatives (I&D) - Our I&D segment produces and markets propylene oxide and derivatives, oxyfuels and related products and intermediate chemicals, such as styrene monomer and acetyls.

Table 3 - I&D Financial Overview

Millions of U.S. dollars	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Operating income	$614	$268	$1,000	$336
EBITDA	720	377	1,321	683
Identified items: Cash Improvement Plan costs	(1)	9	8	4
Identified items: Site closure costs	76	—	76	117
EBITDA excluding identified items	795	386	1,405	804

Three months ended September 30, 2026 versus three months ended June 30, 2026 - EBITDA increased by $343 million, or $409 million excluding identified items, which includes approximately $76 million in shutdown costs related to the closure of our European PO Joint venture, recognized in the third quarter of 2026. Oxyfuels and related products results led to an increase of approximately $350 million driven equally by improved margins from stronger gasoline crack spreads and higher volumes following the restart of the Bayport PO/TBA site after a second quarter outage.

Nine months ended September 30, 2026 versus nine months ended September 30, 2025 - EBITDA increased $638 million, or $601 million excluding identified items, which includes $76 million and $117 million in shutdown costs recognized in 2026 and 2025, respectively, related to the closure of our European PO Joint venture. Oxyfuels and related products results led to an increase of approximately $375 million driven by improved margins as a result of higher crude and gasoline crack spreads. Propylene oxide and derivatives results led to an increase of approximately $180 million primarily due to margin expansion resulting from supply constraints driven by the Middle East conflict.

Advanced Polymer Solutions (APS) - Our APS segment produces and markets compounding and solutions, such as polypropylene compounds, engineered plastics, masterbatches, engineered composites and colors.

Table 4 - APS Financial Overview

Millions of U.S. dollars	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Operating income (loss)	$13	$57	$108	$(738)
EBITDA	37	77	172	(668)
Identified items: Loss on sale of business	—	—	—	6
Identified items: Asset write-downs	—	—	—	782
Identified items: Cash Improvement Plan costs	4	3	7	13
Identified items: Site closure costs	4	(2)	2	—
EBITDA excluding identified items	45	78	181	133

Three months ended September 30, 2026 versus three months ended June 30, 2026 - EBITDA decreased by $40 million, or $33 million excluding identified items, versus the second quarter of 2026 primarily due to lower volumes driven by weaker automotive demand.

Nine months ended September 30, 2026 versus nine months ended September 30, 2025 - EBITDA increased $840 million, or $48 million excluding identified items, which includes non-cash impairment charges of $782 million recognized in the third quarter of 2025. The remaining change was driven by improved margins primarily related to higher average sales prices due to industry supply constraints driven by the Middle East conflict.

Technology - Our Technology segment develops and licenses chemical and polyolefin process technologies and manufactures and sells polyolefin catalysts.

Table 5 - Technology Financial Overview

Millions of U.S. dollars	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Operating income	$18	$63	$88	$68
EBITDA	29	73	120	100
Identified items: Cash Improvement Plan costs	—	1	1	1
EBITDA excluding identified items	29	74	121	101

Three months ended September 30, 2026 versus three months ended June 30, 2026 - EBITDA decreased by $44 million, or $45 million excluding identified items, versus the second quarter of 2026. The decrease was driven by lower licensing revenue as more contracts with lower average values reached significant milestones coupled with lower catalyst volumes driven by lower demand.
Nine months ended September 30, 2026 versus nine months ended September 30, 2025 - EBITDA increased by $20 million, including and excluding identified items, versus the first nine months of 2025 driven by improved catalyst margins as a result of lower costs.
Capital Spending and Cash Balances
Capital expenditures, including sustaining maintenance and profit-generating growth projects, were $303 million during the third quarter 2026. At the end of the quarter, cash and liquid investment balances were $3.2 billion, which includes cash and cash equivalents, restricted cash and short-term investments. There were 323 million common shares outstanding as of September 30, 2026. The company paid dividends of $224 million and did not repurchase shares during the third quarter 2026.

INFORMATION RELATED TO FINANCIAL MEASURES
We make reference to certain non-GAAP financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended.

We report our financial results in accordance with U.S. generally accepted accounting principles ("GAAP"), but believe that certain non-GAAP financial measures, such as EBITDA and EBITDA exclusive of identified items provides useful supplemental information to investors regarding the underlying business trends and performance of the company's ongoing operations and are useful for period-over-period comparisons of such operations. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

We calculate EBITDA as net income (loss) plus interest expense, net, provision for (benefit from) income taxes, and depreciation and amortization. Identified items include adjustments for lower of cost or market (“LCM”), gain/loss on sale of business, asset write-downs in excess of $10 million in aggregate for the period, Cash Improvement Plan costs, site closure costs, European transaction costs, net of transition service agreement income, and discontinued operations. Asset write-downs include impairments of goodwill and impairments of long-lived assets. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (“LIFO”) inventory valuation methodology, which means that the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. Fluctuation in the prices of crude oil, natural gas and correlated products from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent interim periods, within the same fiscal year as the charge, as market prices recover. A gain/loss on sale of a business is calculated as the consideration received from the sale less its carrying value. We evaluate property, plant and equipment and definite-lived intangible assets whenever impairment indicators are present. If it is determined that an asset or asset group’s undiscounted future cash flows will not be sufficient to recover the carrying amount, an impairment charge is recognized to write the asset down to its estimated fair value. Goodwill is tested for impairment annually in the fourth quarter or whenever events or changes in circumstances indicate that the fair value of a reporting unit with goodwill is below its carrying amount. If it is determined that the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge is recognized. We assess our equity investments for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. If the decline in value is considered to be other-than-temporary, the investment is written down to its estimated fair value. In June 2025, we announced the divestiture of select olefins and polyolefins assets and the associated businesses in Europe, in May 2026 we completed the divestiture. In connection with the divestiture we recognized selling expenses, separation costs and employee-related charges (collectively referred to as "European transaction costs"), income from the transition service agreement and loss on sale of business. In April 2025, the company announced the Cash Improvement Plan, focused on strengthening financial performance, which resulted in employee-related charges across all segments. In March 2025, we announced the permanent closure of our Dutch PO joint venture asset, resulting in the recognition of shutdown-related charges in our Intermediates & Derivatives ("I&D") segment. Additionally, we recognized shutdown and employee-related charges related to sites in our Advanced Polymer Solutions ("APS") and Olefins & Polyolefins – Europe, Asia, International ("O&P-EAI") segments. In February 2025, we ceased business operations at our Houston refinery. Accordingly, our refining business, previously disclosed as the Refining segment, is reported as a discontinued operation.

Table 6 - Reconciliation of EBITDA to EBITDA Excluding Identified Items by Segment
	Three Months Ended		Nine Months Ended
Millions of U.S. dollars	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
EBITDA:
Olefins & Polyolefins - Americas	$641	$1,183	$2,151	$982
Olefins & Polyolefins - EAI	26	(432)	(441)	(362)
Intermediates & Derivatives	720	377	1,321	683
Advanced Polymer Solutions	37	77	172	(668)
Technology	29	73	120	100
Other, including intersegment eliminations	(11)	(9)	(26)	(20)
Discontinued operations	(22)	(17)	(57)	66
EBITDA	$1,420	$1,252	$3,240	$781

Identified items:
add: Loss on sale of business:
Olefins & Polyolefins - EAI	$—	$734	$734	$—
Advanced Polymer Solutions	—	—	—	6
add: Asset write-downs(a):
Olefins & Polyolefins - Americas	—	74	74	9
Olefins & Polyolefins - EAI	—	—	15	443
Advanced Polymer Solutions	—	—	—	782
add: Cash Improvement Plan costs:
Olefins & Polyolefins - Americas	—	10	10	6
Olefins & Polyolefins - EAI	(1)	8	7	3
Intermediates & Derivatives	(1)	9	8	4
Advanced Polymer Solutions	4	3	7	13
Technology	—	1	1	1
add: Site closure costs:
Olefins & Polyolefins - EAI	(3)	32	33	—
Intermediates & Derivatives	76	—	76	117
Advanced Polymer Solutions	4	(2)	2	—
add: European transaction costs net of transition service agreement income:
Olefins & Polyolefins - EAI	(9)	(11)	(10)	27
less: Discontinued operations	22	17	57	(66)
Total Identified items:	$92	$875	$1,014	$1,345

EBITDA excluding Identified items:
Olefins & Polyolefins - Americas	$641	$1,267	$2,235	$997
Olefins & Polyolefins - EAI	13	331	338	111
Intermediates & Derivatives	795	386	1,405	804
Advanced Polymer Solutions	45	78	181	133
Technology	29	74	121	101
Other, including intersegment eliminations	(11)	(9)	(26)	(20)
EBITDA excluding Identified items	$1,512	$2,127	$4,254	$2,126

(a) Include asset write-downs in excess of $10 million in aggregate for the period.